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                                                                   Exhibit 10.20
                            BELL MICROPRODUCTS INC.
                         CONSIGNED INVENTORY AGREEMENT


Agreement entered into as of the 23rd day of February, 2001, by and between BELL MICROPRODUCTS INC., a California corporation, with its principal place o business at 1941 Ringwood Avenue, San Jose, CA 95131 ("Bell"), and PC-TEL, Global Technologies, Ltd., a Grand Cayman Island British West Indies corporation, with its principal place of business at P.O. Box 11315 MPC, Grand Cayman, British West Indies. ("Agent")

1. Bell shall maintain at Agent's location stocks of the device types listed on Schedule A annexed hereto (the "Products"). Schedule A may be amended in writing at any time by mutual agreement of the parties, subject to all of the terms and conditions of this Agreement. All right and title to the Products on Agent's premises shall remain with Bell until delivery to end user customer as hereinafter defined.

2. Agent shall maintain, at its sole cost and expense, a secure area (the Product Storage Area, or "PSA"), including appropriate shelving and storage bins, within which to store the Products. Such area shall be physically segregated from all other property and inventory. Agent assumes responsibility for all Products stored in the PSA, and shall restrict access to the PSA to its employees. Bell employees designated by Bell shall also have access to the PSA at any time during normal business hours.

3. On a periodic basis, not less than once per month, Agent will inform Bell of the quantity of Products Agent has shipped on its behalf since its last such report, and will provide copies of the related purchase orders to Bell for such Products at the prices set forth on Schedule A. Under this Agreement Agent will obtain purchase orders from its customers with payment terms being through irrevocable letter of credit to be established through a prime bank of international repute, on credit terms of net 60 days, and on shipping terms of F.O.B. Agent's Hong Kong facility. Products shall be ordered only in integer multiples of any applicable standard package minimums as set forth in Schedule A. Agent is not authorized to accept any purchase orders on behalf of Bell if there are any other or different terms in end users customer's said purchase orders which are inconsistent with any of the terms and provisions of this Agreement shall be void and of no force or effect. Agent shall invoice end user customer in accordance with provisions of paragraph 9.

4. Proceeds to Bell for the Products shall be as set forth in Schedule A attached hereto, but are subject to revision based upon price changes from the respective manufacturers of such Products, Agent shall be entitled to a commission equal to any selling price above Bell's Product proceeds set forth in Schedule A. Agent shall have the right to approve such price changes, provided that in the event any such changes are not approved by Agent, the parts affected shall be eliminated from this Agreement. In the event any such price changes are approved, Schedule A shall be amended accordingly.

5. On a periodic basis, which may be as frequently as once per month, but not less frequently
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    than once per calendar year, Bell may conduct a physical inventory of the
    Products in the PSA. Agent shall have an authorized representative review such physical count and shall initial the written report of such physical to be prepared by Bell. In the event Agent does not make an authorized representative available for such purpose, Agent shall be deemed to have agreed with the report prepared by Bell.

    If such physical count and the written report thereof are different from the Products shown to be present in the PSA by Bell's computer system, any discrepancies will be resolved between Bell and Agent. Agent is responsible for the security and control of Bell inventory in the PSA and bears the risk of loss thereof. Agent will maintain sufficient insurance to cover any loss in or to the Products in the PSA and will provide Bell with a certificate of insurance evidencing such coverage.

6. Bell reserves the right to limit or stop the replenishment of Products in the PSA, or to remove Products, in the event Agent fails to keep its account current, or if and to the extent that the total dollar value of Products, together with the amount of Agent's outstanding balance due Bell for more than sixty (60) days exceeds Agent's then current credit limit with Bell. Bell shall have the right to review Agent's credit status and to change Agent's credit limit from time to time in Bell's sole discretion.

7. This Agreement is for the term of one (1) year from the date first above written.

8. BELL MAKES NO EXPRESS WARRANTIES AND DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABLITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO PRODUCTS IT DOES NOT MANUFACTURE. ANY AND ALL TRANSFERABLE MANUFACTURER'S WARRANTIES FOR THE PRODUCTS WILL BE TRANSFERRED BY BELL TO AGENT, PROVIDED THAT SUCH TRANSFER IS WITHOUT LIABILITY ON BELL'S PART. IN LEIU OF ANY AND ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FINESS FOR A PARTICULAR PURPOSE, EACH OF WHICH ARE EXPRESSLY DISCLAIMED. BELL WARRANTS TO AGENT THAT PRODUCTS MANUFACTURED BY BELL SHALL BE FREE OF DEFECTS IN MATERIAL AND WORKMANSHIP FOR A PERIOD OF NINETY (90) DAYS AFTER TRANSFER OF SUCH PRODUCTS TO THE PSA.

9. During the term of this Agreement, Agent's authorized personnel may enter the PSA and remove Products. The absence of or removal of, or damage to Products in the PSA after they have been placed in the PSA shall constitute deliver of such Products to Agent for purposes of this Agreement. Title to the Products will pass to Agent upon deliver, as herein defined. Agent hereby grants Bell a security interest in said Products, which shall commence upon transfer to the Products to Agent, and which shall terminate upon Agent's payment to Bell therefore. Agent agrees that it will not permit any lien or encumbrance of any sort to be created or executed against the Products in the PSA prior to its payment to Bell therefore.

Consigned Inventory Agreement                                                  2
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     The parties will conduct a quarterly review of Agent's usage of the
     Products transferred to the PSA.

     Agent represents and warrants to Bell that it has the power and authority to enter into and perform its obligations under this Agreement, and that its performance of this Agreement does not constitute a violation of the terms of, or a default under, any other Agreement to which Agent is a party.

10.  GOVERNING LAW AND ARBITRATION
     -----------------------------

     (a) This Agreement shall be governed, enforced and construed by the laws of the State of California. Agent acknowledges that California courts shall have exclusive jurisdiction to litigate any dispute between Agent and Bell Microproducts and any and all litigation shall be instituted and litigated in the courts of Santa Clara County, State of California, at Bell Microproduct's sole discretion. Agent waives any right to change of venue or change of jurisdiction and hereby submits to and acknowledges the jurisdiction of any such court, state, or federal as provided herein.

     (b) All disputes arising under or related to the terms of this Agreement shall be resolved by binding arbitration in Santa Clara County, California by a panel of three arbitrators each of whom shall be a member of the American Arbitration Association. In the event of arbitration, one arbitrator shall be appointed by Agent, one arbitrator shall be appointed by Bell and the third arbitrator shall be selected by agreement of the first two arbitrators. Such arbitration shall take place as soon as practicable following the occurrence of any dispute. Any arbitration must be decided within one year of the initial demand for arbitration or within nine months of the appointment of the arbitral panel, either party may cancel the arbitration and institute court actions instead. All costs of such arbitration (or court action, if applicable) shall be borne equally by Bell Microproducts Inc., and Agent.

Consigned Inventory Agreement                                                  3
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


BELL MICROPRODUCTS INC.                  PCTEL GLOBAL TECHNOLOGIES, LTD.
                                                    (Agent)

By:    /s/ Gary F. Cebrian               By:    /s/ Thomas A. Capizzi
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Name:  Gary F. Cebrian                   Name:  Thomas A. Capizzi
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Title: Director                          Title: VP of HR, CAO
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Date:  2/23/01                           Date:  2/23/01
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Consigned Inventory Agreement                                                  4